SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                          [Amendment No. _________]

Filed by the Registrant _X_
Filed by a Party other than the Registrant ___

Check the appropriate box:

___  Preliminary Proxy Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
_X_  Definitive Proxy Statement
___  Definitive Additional Materials
___  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12



                         ALL-AMERICAN SPORTPARK, INC.
                (Name of Registrant as Specified in Its Charter)

                         ALL-AMERICAN SPORTPARK, INC.
                   (Name of Person(s) Filing Proxy Statement)

                         ALL-AMERICAN SPORTPARK, INC.
                        6730 SOUTH LAS VEGAS BOULEVARD
                          LAS VEGAS, NEVADA  89119
                              (702) 798-7777

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD DECEMBER 6, 1999

TO THE SHAREHOLDERS OF ALL-AMERICAN SPORTPARK, INC.:

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of All-American SportPark, Inc., a Nevada corporation, will be held at the Pepsi Pavillion in the All-American SportPark, 121 East Sunset Road, Las Vegas, Nevada 89119, near the intersection of Las Vegas Boulevard and Sunset Road, on Monday, December 6, 1999, at 10:00 a.m., Pacific Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

     1. The election of five (5) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

     2. The ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors; and

     3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the Common Stock, $.001 par value, Series A Convertible Preferred Stock and Series B Convertible Stock of the Company of record at the close of business on November 4, 1999, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Corporation.

     All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

                                  BY ORDER OF THE BOARD OF DIRECTORS


                                  RONALD S. BORETA, PRESIDENT
Las Vegas, Nevada
November 4, 1999

                          ALL-AMERICAN SPORTPARK, INC.
                        6730 SOUTH LAS VEGAS BOULEVARD
                          LAS VEGAS, NEVADA  89119
                              (702) 798-7777

                     -------------------------------------
                                PROXY STATEMENT
                     -------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 6, 1999

                               GENERAL INFORMATION

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of All-American SportPark, Inc., a Nevada corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Pepsi Pavillion in the All-American SportPark, 121 East Sunset Road, Las Vegas, Nevada 89119, near the intersection of Las Vegas Boulevard and Sunset Road, on Monday, December 6, 1999, at 10:00 a.m., Pacific Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about November 8, 1999.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

     The Company's Annual Report which consists of the Annual Report on Form 10-KSB for the year ended December 31, 1998, is being simultaneously mailed to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                     SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's Common Stock, Series A Convertible Preferred Stock, and Series B Convertible Preferred Stock. Each share of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock entitles the holder to one (1) vote and all such shares vote together as a single class. The holders of the Series A Convertible Preferred Stock are also entitled to elect one Director. Only shareholders of record at the close of business on November 4, 1999, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On November 4, 1999, the Company had 3,000,000 shares of its Common Stock, 500,000 shares of its Series A Convertible Preferred Stock and 250,000 shares of its Series B Convertible Preferred Stock outstanding. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding Common Stock and Preferred Stock represented in person or by proxy shall constitute a quorum at the Meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares entitled to vote owned beneficially, as of November 4, 1999, by any person, who is known to the Company to be the beneficial owner of 5% or more of the Company's Common and Preferred Stock, considered as a single class, and, in addition, by each Executive Officer and Director of the Company and by all Directors, and Executive Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

NAME AND ADDRESS OF               AMOUNT OF BENEFICIAL       PERCENT
BENEFICIAL OWNER                       OWNERSHIP             OF CLASS
-------------------               --------------------      ----------

Sports Entertainment
  Enterprises, Inc. (1)              2,250,000 (2)            60.0%
6370 S. Las Vegas Boulevard
Las Vegas, Nevada  89119

Vaso Boreta                            110,000 (3)             2.8%
6370 S. Las Vegas Boulevard
Las Vegas, Nevada  89119

Ronald S. Boreta                       435,000 (3)            10.4%
6370 S. Las Vegas Boulevard
Las Vegas, Nevada  89119

Robert R. Rosburg                        5,000 (3)             0.1%
49-425 Avenida Club La Quinta
La Quinta, California 92253

William Kilmer                           5,000 (3)             0.1%
1500 Sea Breeze Boulevard
Ft. Lauderdale, Florida  33316

Motoharu Iue                                 0 (4)               0%
666 - 5th Avenue
New York, New York  10103

Three Oceans Inc.                      750,000 (5)            20.0%
2001 Sanyo Avenue
San Diego, California  92173

All Directors and Executive            555,000 (6)            12.9%
Officers as a Group (5 persons)
___________________

(1) Sports Entertainment Enterprises, Inc. is a publicly-held corporation of which Vaso Boreta is President, Director and a principal shareholder; Ronald
S. Boreta is a Director and a principal shareholder; and Robert R. Rosburg and William Kilmer are Directors. In addition, John Boreta, a son of Vaso Boreta, and Boreta Enterprises Ltd., a limited liability company owned by Vaso, Ronald and John Boreta, and ASI Group, LLC, are principal shareholders of Sports Entertainment Enterprises, Inc. The following sets forth the percentage ownership beneficially held by such persons in Sports Entertainment Enterprises, Inc.

                    Vaso Boreta                 16.0%
                    Ronald S. Boreta             6.7%
                    John Boreta                  6.6%
                    Boreta Enterprises Ltd.     16.0%
                    Robert Rosburg               0.1%
                    William Kilmer               0.1%
                    ASI Group, LLC              31.3%

Boreta Enterprises Ltd. percentage ownership is as follows:

                    Ronald S. Boreta            68.81%
                    John Boreta                 30.13%
                    Vaso Boreta                  1.06%

(2) Represents 2,000,000 shares of Common Stock and 250,000 shares of Series B Convertible Preferred Stock held by Sports Entertainment Enterprises, Inc.

(3) Represents shares underlying options exercisable within 60 days held by the named person. Does not include shares held by Sports Entertainment Enterprises, Inc. of which such person is an Officer, Director and/or principal shareholder.

(4) Mr. Iue is President of Three Oceans, Inc. and the shares held by Three Oceans, Inc. are not being treated as beneficially owned by Mr. Iue.

(5) Represents 500,000 shares of Series A Convertible Preferred Stock held by Three Oceans Inc. and 250,000 shares of Common Stock underlying stock options held by Three Oceans, Inc.

(6)  Includes shares beneficially held by the five named Directors.

                              ELECTION OF DIRECTORS

     The Bylaws currently provide for a Board of Directors of five (5) members. The Board of Directors recommends the election as Directors of the five (5) nominees listed below, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Four (4) of the Directors will be elected by the holders of the Common Stock and the Series A and Series B Convertible Preferred Stock voting as a single class, and one (1) Director will be elected by the holder of the Series A Convertible Preferred Stock. Each member of the present Board of Directors has been nominated for reelection. The persons named as "Proxies" in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

     The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held, and the period during which each person has served as a Director:

                                            POSITIONS AND OFFICES
      NAME             AGE               HELD AND TERM AS A DIRECTOR
---------------        ---         --------------------------------------

Vaso Boreta            66          Chairman of the Board and Director
                                   since 1984

Ronald S. Boreta       36          President, Chief Executive Officer,
                                   Treasurer and Director since 1984

Robert S. Rosburg      72          Director since 1994

William Kilmer         59          Director since 1994

Motoharu Iue           61          Director since 1997

     Except for the fact that Vaso Boreta and Ronald Boreta are father and son, respectively, there is no family relationship between any Director or Officer of the Company.

     In February 1998, the Company established an audit committee whose members are William Kilmer and Robert Rosburg, both of whom are independent Directors of the Company. The Company presently has no compensation or nominating committee, but has agreed to establish a compensation committee.

     Set forth below are the names of all Directors and Executive Officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     VASO BORETA has served as Chairman of the Board of Directors since August 1994, and has been an Officer and Director of the Company since its formation in 1984. He has also been an officer and director of the Company's Parent, Sports Entertainment Enterprises, Inc., since 1988. In 1974, Mr. Boreta first opened a specialty business named "Las Vegas Discount Golf & Tennis," which retailed golf and tennis equipment and accessories. He was one of the first retailers to offer golf merchandise at a discount. He also developed a major mail order catalog sales program from his original store. Mr. Boreta continues to operate his original store, which has been moved to a new location near the corner of Flamingo and Paradise roads in Las Vegas. Mr. Boreta devotes approximately 10% of his time to the business of the Company, and the balance to the Company's Parent and to operating his store.

     RONALD S. BORETA has served as President of the Company since 1992, Chief Executive Officer since August 1994, and a Director since its inception in 1984. He also served as an officer and director of the Company's Parent, Sports Entertainment Enterprises, Inc., from 1988 until July 1994, and he continues to serve as a director. He has been employed by the Company since its inception in March 1984, with the exception of a 6-month period in 1985 when he was employed by a franchisee of the Company located in San Francisco, California. Prior to his employment by the Company, Mr. Boreta was an assistant golf professional at San Jose Municipal Golf Course in San Jose, California, and had worked for two years in the areas of sales and warehousing activities with a golf discount store in South San Francisco, California. Mr. Boreta devotes 100% of his time to the business of the Company.

     ROBERT R. ROSBURG has served as a Director of the Company since August 1994, and has been a director of the Company's Parent, Sports Entertainment

Enterprises, Inc., since November 1989. Mr. Rosburg has been a professional golfer since 1953. From 1953 to 1974 he was active on the Professional Golf Association tours, and since 1974 he has played professionally on a limited basis. Since 1975 he has been a sportscaster on ABC Sports golf tournament telecasts. Since 1985 he has also been the Director of Golf for Rams Hill Country Club in Borrego Springs, California. Mr. Rosburg received a Bachelor's Degree in Humanities from Stanford University in 1948.

     WILLIAM KILMER has served as a Director of the Company since August 1994, and has been a director of the Company's Parent, Sports Entertainment Enterprises, Inc., since July 1990. Mr. Kilmer is a retired professional football player, having played from 1961 to 1978 for the San Francisco Forty-Niners, the New Orleans Saints and the Washington Redskins. Since 1978, he has toured as a public speaker and also has served as a television analyst. Mr. Kilmer received a Bachelor's Degree in Physical Education from the University of California at Los Angeles.

     MOTOHARU IUE has served as a Director of the Company since April 1997. Mr. Iue has served as Chairman of the Board of Sanyo North America Corporation ("Sanyo") and President of Three Oceans Inc. ("Three Oceans") since October 1996. Mr. Iue previously served as President of Sanyo and as Chairman of the Board of Three Oceans from 1992 to 1996 and still serves as Chief Executive Officer of Sanyo and Three Oceans. From 1989 to 1992, he was Executive Vice President of Tottori Sanyo Electric Co., Ltd. All three companies are affiliates of Sanyo Electric Co., Ltd. ("Sanyo Electric"), and Three Oceans Inc. is a shareholder of the Company. Mr. Iue has bee a director of Sanyo Electric since 1977.

     KIRK HARTLE (age 33) has served as the Company's Chief Financial Officer since June 1, 1999, and he has been employed by the Company since April 5, 1999. From January 1996 to March 1999, Mr. Hartle was a Senior Manager with KPMG Peat Marwick LLP in Las Vegas, Nevada, where he managed financial audits of public and private companies. From August 1988 to April 1992 and from December 1993 to December 1995, he was a Manager for Deloitte & Touche LLP in Las Vegas, Nevada, where he managed financial audits. From April 1992 to December 1993, Mr. Hartle was Corporate Controller for The Ribiero Corporation, a real estate development and property management company, with operations in Las Vegas and Reno, Nevada. He received a B.S. Degree in Business Administration/Accounting from the University of Nevada, Las Vegas, in 1988. Mr. Hartle is a Certified Public Accountant in the State of Nevada.

     Three Oceans, Inc., as sole holder of the Company's Series A Convertible Preferred Stock, has the right to elect one Director of the Corporation and has nominated Motoharu Iue to be re-elected as a Director at the Annual Meeting of Shareholders.

     The Company's Board of Directors and Audit Committee held no formal meetings during the fiscal year ended December 31, 1998. However, the Board of Directors did take action by unanimous consent on a number of occasions.

     The Company's executive officers hold office until the next annual meeting of directors of the Company, which currently is scheduled for December 6, 1999. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company.

SECTION 16(A) BENEFICIAL REPORTING COMPLIANCE

    Based solely on a review of the Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain written representations, no persons who were either a director, officer or beneficial owner of more than 10% of the Company's common stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding the executive compensation for the Company's President and each other executive officer who received compensation in excess of $100,000 for the years ended December 31, 1998, 1997 and 1996 from the Company:

                           SUMMARY COMPENSATION TABLE

                                                           LONG-TERM COMPENSATION
                          ANNUAL COMPENSATION             AWARDS           PAYOUTS
                         ------------------------   -----------------  ---------------
                                                               SECURI-
                                                               TIES
                                                               UNDERLY-
                                           OTHER    RE-        ING             ALL
                                           ANNUAL   STRICTED   OPTIONS/        OTHER
NAME AND PRINCIPAL                         COMPEN-  STOCK      SARs     LTIP   COMPEN-
POSITION           YEAR  SALARY   BONUS    SATION   AWARD(S)  (NUMBER) PAYOUTS SATION
------------------ ---- -------- --------  -------  --------   ------- ------- ------
Ronald S. Boreta,  1998 $100,000    --     $39,348     --      435,000   --      --
 President and CEO                          <FN1>
                   1997 $101,000 $100,000  $58,183     --      435,000   --     $4,231
                                   <FN2>                                        <FN3>
                   1996 $120,000 $  5,500  $39,160     --      325,000   --     $8,265
                                                                                <FN3>
Charles Hohl,      1996 $100,000 $ 22,000  $10,000     --         --     --      --
 Executive Vice                             <FN4>
 President

Kevin B. Donovan,  1998 $100,000    --     $ 6,410     --         --     --      --
 Vice President                             <FN5>
 of New Business   1997 $117,166 $ 25,000  $ 6,212     --       10,000   --      --
 Development

________________

<FN1>  Represents amounts paid for country club memberships for Ronald S. Boreta, an automobile for his personal use, and contributions made by the Company to retirement plans on his behalf.  For 1998, these amounts were $11,148 for club memberships, $7,200 for an automobile and $21,000 to the Company's Supplemental
       Retirement Plan.

<FN2>  Ronald Boreta received $68,202 of this bonus in 1998.

<FN3>  Represents premiums paid on a life insurance policy for Ronald S. Boreta's benefit.

<FN4>  Represents amount contributed to the Company's retirement plan on behalf of Mr.
       Hohl. Mr. Hohl's employment as Executive Vice- President ended on February 26,
       1997.

                                        6


<FN5>  Represents $6,410 paid for an automobile provided for Mr. Donovan's personal use.  Mr. Donovan's employment as Vice President of New Business Development ended in 1998.

            OPTION/SAR GRANTS IN LAST FISCAL YEAR - INDIVIDUAL GRANTS

                                   PERCENT
                    NUMBER OF      OF TOTAL
                    SECURITIES   OPTIONS/SARs
                    UNDERLYING    GRANTED TO    EXERCISE
                   OPTIONS/SARs  EMPLOYEES IN   OR BASE    EXPIRATION
     NAME          GRANTED(#)    FISCAL YEAR   PRICE($/SH)    DATE
---------------    ------------  ------------  ----------  ----------
Ronald S. Boreta       -0-           -0-          -0-          -0-

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

                          AND FY-END OPTION/SAR VALUES

                                             SECURITIES
                                             UNDERLYING      VALUE OF UNEXER-
                    SHARES                   UNEXERCISED      CISED IN-THE
                   ACQUIRED                   OPTIONS         MONEY OPTIONS/
                      ON                   SARs AT FY-END     SARs AT FY-END
                   EXERCISE     VALUE       EXERCISABLE/       EXERCISABLE/
    NAME           (NUMBER)    REALIZED     UNEXERCISABLE     UNEXERCISABLE
----------------   --------    --------    --------------    ---------------
Ronald S. Boreta     -0-         -0-       435,000 / 0            $0 / $0

EMPLOYMENT AGREEMENTS

     Effective August 1, 1994, the Company entered into an employment agreement with Ronald S. Boreta, the Company's President and Chief Executive Officer, pursuant to which he receives a base salary of $100,000 per year plus annual increases as determined by the Board of Directors. His salary was increased to $120,000 for the year ended December 31, 1996 and returned to $100,000 for the year ended December 31, 1997. The employment agreement is automatically extended for additional one year periods unless 60 days' notice of the intention not to extend is given by either party. In addition to his base salary, Ronald S. Boreta also will receive a royalty equal to 2% of all gross revenues directly related to the All-American SportPark and Slugger Stadium concepts. However, such royalty is only payable to the extent that the Company's annual consolidated income before taxes after the payment of the royalty exceeds $1,000,000. Ronald S. Boreta also receives the use of an automobile, for which the Company pays all expenses, and full medical and dental coverage. The Company also pays all dues and expenses for membership at two local country clubs at which Ronald S. Boreta entertains business contacts for the Company. Ronald S. Boreta has agreed that for a period of three years from the termination of his employment agreement that he will not engage in a trade or business similar to that of the Company.

     In June 1997, a majority of the Company's Board of Directors awarded a $100,000 bonus to Ronald S. Boreta for his extraordinary services related to the raising of capital and development of the Company's Las Vegas SportPark. $68,202 of this bonus was paid in October 1998.

     Effective October 1, 1996, the Company entered into a one-year employment agreement with Kevin B. Donovan, pursuant to which he received a base salary of $100,000 per year. In addition to his base salary, Mr. Donovan received a

$25,000 bonus upon the opening of a portion of the All-American SportPark, and received a commission of 5% of all sponsorship sales related to the All-American SportPark. Mr. Donovan also received the use of an automobile provided by the Company. Mr. Donovan's employment agreement ended on September 30, 1997, but his employment continued on the same terms through November 10, 1998 when Mr. Donovan's employment terminated.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company do not receive any fees for Board meetings they attend but are entitled to be reimbursed for reasonable expenses incurred in attending such meetings.

STOCK OPTION PLAN

     During July 1994, the Board of Directors adopted a Stock Option Plan (the "Plan"). The Plan originally authorized the issuance of options to purchase up to 300,000 shares of the Company's Common Stock.

     The Plan allows the Board to grant stock options from time to time to employees, officers, directors and consultants of the Company. The Board has the power to determine at the time the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. Vesting provisions are determined by the Board at the time options are granted. The option price for any option will be no less than the fair market value of the Common Stock on the date the option is granted.

     Since all options granted under the Plan must have an exercise price no less than the fair market value on the date of grant, the Company will not record any expense upon the grant of options, regardless of whether or not they are incentive stock options. Generally, there will be no federal income tax consequences to the Company in connection with Incentive Stock Options granted under the Plan. With regard to options that are not Incentive Stock Options, the Company will ordinarily be entitled to deductions for income tax purposes of the amount that option holders report as ordinary income upon the exercise of such options, in the year such income is reported.

     In August 1994, the Board of Directors granted stock options to persons who were then Officers and Directors of the Company, to purchase shares of the Company's Common Stock at $5.00 per share. These options expired on August 8, 1999.

     In April 1996, the Company's Board of Directors approved increases in the number of shares of Common Stock which may be issued under the Plan from 500,000 to 700,000, subject to approval by the Company's shareholders which was obtained in April 1997. Also in April 1996, the Company's Board of Directors granted stock options as indicated below that were still outstanding as of November 4, 1999. On June 9, 1997, each of these options were reissued for the same number of shares at a new exercise price of $3.0625 per share.

                         RELATIONSHIP         SHARES SUBJECT
      NAME              TO THE COMPANY          TO OPTION
----------------     --------------------     --------------
Joel Rubenstein      Consultant                10,000
Ronald S. Boreta     Officer and Director     125,000
Ronald S. Boreta     Officer and Director     200,000 (1)
Ted Abbruzzese       Consultant                10,000
Jeff Gordon          Consultant                10,000 (2)
Hal Price            Consultant                 1,000
___________________

(1) This option was not to vest until the Company completed a transaction with a major business or investor that made it probable that the Company will be able to pursue its plan of building and operating Sportparks. This condition was met in September 1996 as a result of the investment by Three Oceans, Inc. of $5,000,000 in the Company.

(2)  This option is currently vested as to all 10,000 shares.

401(k) PLAN

     The Company's Parent maintains a 401(k) employee retirement and savings program (the "401(k) Plan") which covers the Company's employees. Under the 401(k) Plan, an employee may contribute up to 15% of his or her gross annual earnings, subject to a statutory maximum, for investment in one or more funds identified under the plan. The Company's Parent makes matching contributions equal to 50% of participants' contributions up to six percent of the participants salary.

SUPPLEMENTAL RETIREMENT PLAN

     In November 1996, the Company and its majority shareholder established a Supplemental Retirement Plan, pursuant to which certain employees selected by the Company's Chief Executive Officer receive benefits based on the amount of compensation elected to be deferred by the employee and the amount of contributions made on behalf of the employee by the Company. Company contributions to the Supplemental Retirement Plan are immediately vested for Category I employees, and vest 20% per year of employment for Category II employees. Vested amounts under the Supplemental Retirement Plan are paid out over 5 to 20 years upon retirement, disability, death or termination of employment.

     For 1998 and 1997, Ronald S. Boreta (the President of the Company) was designated as a Category I employee. The Company made contributions in both years to the Supplemental Retirement Plan on behalf of Ronald S. Boreta in the amount of $25,000.

     The Company has contributed approximately $13,000 to the Supplemental Retirement Plan through October 1999.

1998 STOCK INCENTIVE PLAN

     Effective in October 1998, the Board of Directors approved, subject to stockholder approval, the 1998 Stock Incentive Plan (the "Plan"), and the Company's shareholders approved the Plan during December 1998. The Plan authorizes the issuance of up to 750,000 shares of Common Stock pursuant to awards thereunder.

     The purpose of the Plan is to advance the interests of the Company and its subsidiaries by enhancing their ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries, through ownership of shares of Stock of the Company and cash incentives. The Plan is intended to accomplish these goals by enabling the Company to grant awards in the form of options, stock appreciation rights, restricted stock or unrestricted stock awards, deferred stock awards, or performance awards (in cash or stock), other stock-based awards, or combinations thereof, all as more fully described below.

     GENERAL. The Plan will be administered and awards granted by the Company's Board of Directors (the "Board"). Key employees of the Company and its subsidiaries and other persons or entities, not employees of the Company and its subsidiaries, who are in a position to make a significant contribution to the success of the Company or its subsidiaries are eligible to receive awards under the Plan. In addition, individuals who have accepted offers of employment from the Company and who the Company reasonably believes will be key employees upon commencing employment with the Company ("New Hires") are eligible to receive awards under the Plan.

     STOCK OPTIONS. The exercise price of an incentive stock option ("ISO") granted under the Plan or an option intended to qualify for the performance-based compensation exception under Section 162(m) of the Code may not be less than 100% of the fair market value of the Stock at the time of grant. The exercise price of a non-ISO granted under the Plan is determined by the Board. Options granted under the Plan will expire and terminate not later than 10 years from the date of grant. The exercise price may be paid in cash or by check, bank draft or money order, payable to the order of the Company.
Subject to certain additional limitations, the Board may also permit the exercise price to be paid with Stock, a promissory note, an undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or a combination of the foregoing.

     STOCK APPRECIATION RIGHTS (SARs). Stock appreciation rights ("SARs") may be granted either alone or in tandem with stock option grants. Each SAR entitles the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation in the fair market value of a share of Stock. SARs may be based solely on appreciation in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth. The data at which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board. If an SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa. An SAR not granted in tandem with an option will become exercisable at such time or times, and on such conditions, as the Board may specify.

     RESTRICTED AND UNRESTRICTED STOCK AWARDS: DEFERRED STOCK. The Plan provides for awards of nontransferable shares of restricted Stock subject to forfeiture ("Restricted Stock"), as well as awards of unrestricted shares of Stock. Except as otherwise determined by the Board, shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable restriction period and the satisfaction of any other conditions or restrictions established by the Board. Other awards under the Plan may also be settled with Restricted Stock. The Plan also provides for deferred grants entitling the recipient to receive shares of Stock in the future at such times and on such conditions as the Board may specify.

     OTHER STOCK-BASED AWARDS. The Board may grant other types of awards under which stock is or may in the future be acquired. Such awards may include debt securities convertible into or exchangeable for shares of Stock upon such conditions, including attainment of performance goals, as the Board may determine.

     PERFORMANCE AWARDS. The Plan provides that at the time any stock options, SARs, stock awards (including restricted stock, unrestricted stock or deferred stock) or other stock-based awards are granted, the Board may impose the additional condition that performance goals must be met prior to the participant's realization of any vesting, payment or benefit under the award. In addition, the Board may make awards entitling the participant to receive an amount in cash upon attainment of specified performance goals.

     GRANT UNDER PLAN. Effective February 16, 1999, the Board of Directors awarded to Ronald S. Boreta stock appreciation rights ("SARs") as to 125,000 shares, independent of any stock option under the Plan. The base value of the SARs is equal to $6.00 per share, however, no SAR may be exercised unless and until the market price of the Company's Common Stock equals or exceeds $10.00 per share. The maximum amount to be paid to Ronald S. Boreta on the exercise of all 125,000 SARs is $500,000.

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Sports Entertainment Enterprises, Inc. ("SPEN"), a publicly-held corporation, owns 66.7% of the Company's outstanding Common Stock and all of the Company's outstanding Series B Convertible Preferred Stock. Vaso Boreta, the Company's Chairman of the Board, is an Officer, Director and principal shareholder of SPEN. Ronald S. Boreta, President and a Director of the Company, is a Director and principal shareholder of SPEN. Robert S. Rosburg and William Kilmer, Directors of the Company, are also Directors of SPEN. In addition, John Boreta, the son of Vaso Boreta and the brother of Ronald S. Boreta, is a principal shareholder of SPEN.

     Until August 1, 1994, the Company and SPEN shared the expenses of jointly-used facilities and administrative and accounting personnel on a 50-50 basis under a verbal agreement. Since August 1, 1994, the Company and SPEN have allocated these costs on a pro rata basis based on which entity receives the benefit of the particular expense. With respect to the lease for the office and warehouse facilities, starting July 1, 1996 SPEN paid 33% of the monthly lease payments and the Company paid 67%. The Company has now terminated the lease and moved to Company owned facilities at the Callaway Golf Center[TM].

     Effective August 1, 1994, SPEN also agreed to purchase, warehouse and make available to the Company and its franchisees certain merchandise. In exchange, the Company agreed to pay $350,000 from the proceeds of its December 1994 initial public offering to retire certain bank indebtedness described below.

     Through February 1997, certain facilities used by the Company and SPEN were leased by the Company from Vaso Boreta, the Company's Chairman of the Board. SPEN leased approximately 15,500 square feet of warehouse space and 6,000 square feet of office space from Mr. Boreta at a base monthly rent of $13,000. The Board of Directors of the Company believes that the terms of this lease were at least as favorable as those which could have been obtained

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from an unaffiliated entity. When the golf distribution business was sold in
February 1997, the rent decreased to $4,230 and was reduced further to $1,830 beginning in December 1998. Effective May 1999, the monthly rent decreased to $1,130.

     Vaso Boreta, the Company's Chairman of the Board, loaned the Company a total of $1,780,000 and $600,000 in 1998 and 1997, respectively. These loans are evidenced by a demand note bearing interest at ten percent per annum. Approximately $220,000 of these amounts were paid back in late March 1999.

     During September 1997, a majority of the Board of Directors of the Company agreed to sell the Company's rights to the St. Andrews name to Boreta Enterprises, Ltd. for a $20,000 two-year promissory note since the Company has committed all of its efforts to the development and management of the All-American SportPark and no longer intends to engage in the business of selling golf equipment or apparel.

     On September 15, 1998 the Company completed a $13,500,000 secured loan with Nevada State Bank. This loan was secured by all of the assets of the Company that existed at that time and by the personal guarantees of Vaso Boreta and Ron Boreta. In addition, the landlord of the property where the Company's Las Vegas SportPark is located was required to subordinate its claims against the Company to Nevada State Bank. In consideration, Vaso Boreta, Ron Boreta and Boreta Enterprises pledged all of their shares of SPEN to the landlord and the landlord was issued 75,000 stock options exercisable at $4.00 per share through the year 2005.

     A majority of the Company's Board of Directors believes that the terms of the above transactions were on terms no less favorable to the Company than if the transactions were with unaffiliated third parties.

                          INDEPENDENT ACCOUNTANTS

     The independent accounting firm of Arthur Andersen LLP audited the financial statements of the Company for the year ended December 31, 1998, and has been selected in such capacity for the current fiscal year. At the direction of the Board of Directors, this appointment is being presented to the shareholders for ratification or rejection at the Annual Meeting of Shareholders. If the Shareholders do not ratify the appointment of Arthur Andersen LLP the appointment of auditors will be reconsidered by the Board of Directors.

     It is expected that representatives of Arthur Andersen LLP will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. It is also expected that the representatives will be available to respond to appropriate questions from shareholders.

                               OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.

                                ANNUAL REPORT

     The Company's Annual Report on Form 10-KSB for the fiscal year ending December 31, 1998, accompanies this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not to be considered part of the solicitation material.

                   DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                   FOR THE ANNUAL MEETING TO BE HELD IN JULY 2000

     Any proposal by a shareholder intended to be presented at the Company's Annual Meeting of Shareholders scheduled to be held in July 2000 must be received at the offices of the Company, 6730 South Las Vegas Boulevard, Las Vegas, Nevada 89119, a reasonable amount of time prior to the printing and mailing of the proxy materials in order to be included in the Company's proxy statement and proxy relating to that meeting.


                                    RONALD S. BORETA, PRESIDENT

Las Vegas, Nevada
November 4, 1999

P R O X Y

                        ALL-AMERICAN SPORTPARK, INC.

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Ronald S. Boreta, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of Common and Preferred Stock of All American SportPark, Inc. held of record by the undersigned on November 4, 1999, at the Annual Meeting of Shareholders to be held on December 6, 1999, or any adjournment thereof.

     1.  Election of Directors:

         ___ FOR all nominees listed below

         ___ FOR all nominees except as crossed out below:

                   Vaso Boreta             Robert R. Rosburg
                   Ronald S. Boreta        William Kilmer

[INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee's name above.]

     2. The ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors.

           ____ FOR              ____ AGAINST            ____ ABSTAIN

     3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.

Dated: __________________________    ____________________________________
                                     Signature(s) of Shareholder(s)

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALL-AMERICAN SPORTPARK, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.